As filed with the Securities and Exchange Commission on June 3, 2024
No. 333-278373
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ELICIO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
Delaware	11-3430072
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
451 D Street
5th Floor
Boston, Massachusetts 02210
(857) 209-0050
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Robert Connelly
President & Chief Executive Officer
Elicio Therapeutics, Inc.
451 D Street, 5th Floor
Boston, MA 02210
(857) 209-0050
(Name, address, including zip code, and telephone number, including, area code, of agent for service)
With copies to:
William C. Hicks
Daniel A. Bagliebter
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
(617) 542-6000
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE
This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (File No. 333-278373) of Elicio Therapeutics, Inc. (the “Company”), originally filed on March 29, 2024 (the “Registration Statement”), is being filed to register for resale the 1,032,702 additional shares of common stock, par value $0.01 per share, of the Company underlying the pre-funded warrants sold to GKCC, LLC, an entity controlled by a member of the board of directors of the Company, on March 18, 2024.

The information in this prospectus is not complete and may be changed without notice. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JUNE 3, 2024
PROSPECTUS

2,245,702 Shares of Common Stock

The selling stockholder of Elicio Therapeutics, Inc. (“Elicio,” “we,” “us” or the “Company”) identified in this prospectus, including its pledgees, donees, transferees, assigns or other successors in interest (the “selling stockholder”), may, from time to time, offer and resell under this prospectus up to 2,245,702 shares (“Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”), which consists of (i) 1,213,000 shares of Common Stock held by the selling stockholder and (ii) up to 1,032,702 shares of Common Stock issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock by the selling stockholder. We will not receive any proceeds from the sale of the Shares offered by this prospectus, except the exercise price of $0.01 per share of the Pre-Funded Warrants exercised for cash.
Our registration of the Shares covered by this prospectus does not mean that the selling stockholder will offer or sell any of the Shares. The selling stockholder may sell any, all or none of the Shares offered by this prospectus and we do not know when or in what amount the selling stockholder may sell its Shares hereunder following the effective date of this registration statement. The timing and amount of any sale are within the sole discretion of the selling stockholder.
The selling stockholder may sell the Shares through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. For further information regarding the possible methods by which the Shares may be distributed, see “Plan of Distribution” beginning on page 11 in this prospectus.
Our Common Stock is listed on The Nasdaq Global Market under the symbol “ELTX”. On May 30, 2024, the last reported sale price for our Common Stock was $7.51 per share.
Investing in our Common Stock involves a high degree of risk. Please consider carefully the risks described in this prospectus under “Risk Factors” beginning on page 5 of this prospectus and in our filings with the Securities and Exchange Commission.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated   , 2024

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholder named herein may, from time to time, offer and sell or otherwise dispose of the Shares covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or Shares are sold or otherwise disposed of on a later date.
This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the Shares, you should refer to the registration statement including the exhibits. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.
We and the selling stockholder have not authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of Common Stock other than the Shares covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.
This prospectus, including the documents incorporated by reference herein, include statements that are based on various assumptions and estimates that are subject to numerous known and unknown risks and uncertainties. Some of these risks and uncertainties are described in the section entitled “Risk Factors” beginning on page of this prospectus and as described in Part I, Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 29, 2024, as amended, as updated by our subsequent filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These and other important factors could cause our future results to be materially different from the results expected as a result of, or implied by, these assumptions and estimates. You should read the information contained in, or incorporated by reference into, this prospectus completely and with the understanding that future results may be materially different from and worse than what we expect. See the information included under the heading “Special Note Regarding Forward-Looking Statements.”
In this prospectus, references to “Elicio,” the “Company,” “we,” “us,” and “our” refer to Elicio Therapeutics, Inc. and its subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context requires otherwise.

PROSPECTUS SUMMARY
The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in this prospectus and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and the documents incorporated by reference herein.
About Elicio Therapeutics, Inc.
We are a clinical-stage biotechnology company pioneering the development of immunotherapies for patients with limited treatment options and poor outcomes suffering from cancer and infectious disease. Our proprietary Amphiphile (“AMP”) technology is designed to mobilize the body’s immune response by preferentially targeting our product candidates to the lymph nodes with the goal of generating a robust T cell response. Recent advances have identified T cell responses as a key component of effective cancer immunotherapy and we believe our AMP technology can generate a robust T cell response that can potentially provide meaningful clinical benefit.
We believe the therapeutic utility of currently approved and development stage immunotherapies are limited in many cases due to their inability to sufficiently localize to lymph nodes and adequately engage with the critical immune cells responsible for stimulating adaptive immunity. Our AMP technology is specifically intended to localize payloads to lymph nodes leading to the generation of a robust T cell response that we believe is critical to generate an anticancer immune response.
We have developed our cancer vaccine product candidates to target biologically validated tumor mutation drivers using known neoantigens. This strategy results in an “off-the-shelf” therapeutic option allowing patients to receive treatment without delay due to manufacturing timelines and costs associated with personalized vaccine approaches.
Our clinical and preclinical pipeline includes the lymph node targeted therapeutic cancer vaccines ELI-002, currently being evaluated in a Phase 2 clinical program, designed to stimulate an immune response against mutant KRAS cancers, ELI-007, currently being evaluated in a preclinical study for the treatment of mutant v-raf murine sarcoma viral oncogene homolog B1-driven cancers, and ELI-008, currently being evaluated in a preclinical study for use in the treatment of mutated tumor protein p53 expressing cancers. We believe that each of our cancer vaccine product candidates, if approved, have the potential to improve the lives of patients suffering from solid tumors arising due to specific oncogenic driver mutations.
December 2023 Private Placement
On December 22, 2023, we entered into a Subscription Agreement (the “December Subscription Agreement”) with GKCC, LLC (the “Purchaser”), an entity controlled by one of our directors, providing for the issuance and sale by us to the Purchaser of an aggregate of 1,213,000 shares of Common Stock (the “PIPE Shares”) at a purchase price per share of Common Stock of $5.81, which simultaneously closed on the same day (the “December Private Placement”). The gross proceeds were approximately $7.0 million. Upon closing, the Purchaser became a greater than 10% holder of our outstanding shares.
Pursuant to the December Subscription Agreement, we granted to the Purchaser certain registration rights, pursuant to which, among other things, we agreed to (i) use our best efforts to file with the SEC a registration statement on Form S-3 on or before March 31, 2024 (the “March Filing Date”) to register for resale the PIPE Shares and (ii) use our commercially reasonable efforts to have the registration statement on Form S-3 declared effective within 30 days of the March Filing Date, and in any event no later than 90 days if the applicable registration statement on Form S-3 is reviewed by the SEC.
March 2024 Private Placement
On March 18, 2024, we entered into a Subscription Agreement (the “March Subscription Agreement” and together with the December Subscription Agreement, the “Subscription Agreements”) with the Purchaser, providing for the issuance and sale by us to the Purchaser of pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,032,702 shares of Common Stock (the “PIPE Warrant Shares”) at a purchase price per Pre-Funded Warrant of $5.81 (the “March Private Placement” and together with the December Private Placement, the “Private Placements”). The gross proceeds were approximately $6.0 million.

Under the terms of the Pre-Funded Warrants, the Purchaser may not exercise the Pre-Funded Warrants to the extent such exercise would cause the Purchaser, together with its affiliates, to beneficially own a number of shares of Common Stock that would exceed 19.99% of our then issued and outstanding shares of Common Stock or voting power following such exercise (the “Beneficial Ownership Limitation”), unless Stockholder Approval (as defined below) has been obtained. Pursuant to the March Subscription Agreement, no later than six months following the closing date, we agreed to use commercially reasonable efforts to obtain such approval as may be required by the applicable rules and regulations of The Nasdaq Stock Market (or any successor entity) from our stockholders with respect to a change of control of the Company pursuant to Section 5635(b) of the Listing Rules of The Nasdaq Stock Market resulting from beneficial ownership in excess of 19.99% of our outstanding Common Stock upon the issuance of the PIPE Warrant Shares (“Stockholder Approval”).
Pursuant to the March Subscription Agreement, we granted to the Purchaser certain registration rights, pursuant to which, among other things, we agreed to (i) use our best efforts to file with the SEC a registration statement on Form S-3 on or before June 30, 2024 (the “June Filing Date”) to register for resale the PIPE Warrant Shares and (ii) use our commercially reasonable efforts to have the registration statement on Form S-3 declared effective within 30 days of the June Filing Date, and in any event no later than 90 days if the applicable registration statement on Form S-3 is reviewed by the SEC.
The registration statement of which this prospectus is a part relates to the offer and resale of the Shares issued to the Purchaser pursuant to the Subscription Agreements in the closings that occurred on December 22, 2023 and March 19, 2024, respectively. When we refer to the selling stockholder in this prospectus, we are referring to the Purchaser named in this prospectus as the selling stockholder and, as applicable, any donee, pledgees, assignees, transferees or other successors-in-interest selling Shares received after the date of this prospectus from the selling stockholder as a gift, pledge, or other non-sale related transfer.
The Shares and Pre-Funded Warrants issued in the Private Placements were issued and offered pursuant to the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder.
Corporate History and Information
Elicio Operating Company, Inc. (“Former Elicio”) was incorporated in Delaware as Vedantra Pharmaceuticals Inc. in August 2011. On January 17, 2023, Former Elicio entered into a definitive merger agreement (the “Merger Agreement”) with Angion Biomedica Corp (“Angion”), a clinical-stage biotechnology company. In accordance with the terms and conditions of the Agreement and Plan of Merger and Reorganization, by and among Angion, Arkham Merger Sub, Inc., a wholly owned subsidiary of Angion (“Merger Sub”), and Former Elicio, pursuant to which Merger Sub merged with and into Former Elicio, with Former Elicio surviving the merger as a wholly owned subsidiary of Angion (the “Merger”). Upon the consummation of the Merger, we changed our name to “Elicio Therapeutics, Inc.” We and Former Elicio each have a principal executive officer at 451 D Street, 5th Floor, Boston, Massachusetts 02210.
THE OFFERING
This prospectus relates to the resale from time to time by the selling stockholder identified herein of up to 2,245,702 Shares. We are not offering any shares of Common Stock for sale under the registration statement of which this prospectus is a part.
Shares of Common Stock that may be offered by the selling stockholder:
Up to 2,245,702 shares of Common Stock, which consists of (i) 1,213,000 shares of Common Stock held by the selling stockholder and (ii) up to 1,032,702 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants to purchase shares of Common Stock by the selling stockholder.
Use of proceeds:
We will not receive any proceeds from the sale of the Shares covered by this prospectus, except with respect to amounts received by us due to the exercise of the Pre-Funded Warrants.

Offering price:
The selling stockholder may sell all or a portion of its Shares through public or private transactions at prevailing market prices or at privately negotiated prices.
Risk factors:
Investing in our securities involves a high degree of risk and purchasers may lose their entire investment. See the disclosure under the heading “Risk Factors” on page 5 of this prospectus.
Nasdaq Global Market symbol:
ELTX

RISK FACTORS
Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information, documents or reports included or incorporated by reference in this prospectus and, if applicable, any prospectus supplement or other offering materials, including the risks and uncertainties discussed and described in Part I, Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 29, 2024, as amended, as updated by our subsequent filings with the SEC under the Exchange Act, which are incorporated by reference, in this prospectus, and any updates to those risk factors included from time to time in our periodic and current reports filed with the SEC and incorporated by reference in this prospectus, before making any decision to invest in shares of our Common Stock. If any of the events discussed in these risk factors occurs, our business, prospects, results of operations, financial condition and cash flows could be materially harmed. If that were to happen, the trading price of our Common Stock could decline, and you could lose all or part of your investment. Additional risks not currently known to us or other factors not perceived by us to present significant risks to our business at this time also may impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. In some cases, forward-looking statements are identified by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goals,” “intend,” “likely,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “will” and “would” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.
Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and the documents that we have filed with the SEC that are incorporated by reference, such statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements include statements about:
•
our financial condition, including our ability to obtain the funding necessary to advance the development of ELI-002 and any other future product candidates, our ability to continue as a going concern and our cash runway;

•	the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results;
•	our ability to utilize our platform to develop a pipeline of product candidates to address unmet needs in cancer and infectious disease;
•
the timing, progress and results of clinical trials for ELI-002, and other product candidates we may develop, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the studies or trials will become available, and the timing, progress and results of our research and development programs;

•
the timing, scope and likelihood of regulatory filings and approvals, including timing of Investigational New Drug applications and U.S. Food and Drug Administration (“FDA”) approval of ELI-002 and any future product candidates;

•	the timing, scope or likelihood of foreign regulatory filings and approvals;
•	our ability to develop and advance current product candidates and programs into, and successfully complete, clinical studies;
•	our manufacturing, commercialization, and marketing capabilities and strategy;
•	the need to hire additional personnel and our ability to attract and retain such personnel;
•	the size of the market opportunity for our product candidates, including estimates of the number of patients who suffer from the diseases we are targeting;
•	expectations regarding the approval and use of our product candidates in combination with other drugs;
•	expectations regarding potential for accelerated approval or other expedited regulatory designation;
•	our competitive position and the success of competing therapies that are or may become available;
•	our anticipated research and development activities and projected expenditures;
•	existing regulations and regulatory developments in the United States, Europe and other jurisdictions;
•
the extent to which global economic and political developments, including the ongoing conflict between Ukraine and Russia, the conflicts in the Middle East, geopolitical tensions with China, and other geopolitical events, will affect our business operations, clinical trials, or financial condition;

•	our expectations regarding other macroeconomic trends;

•
our intellectual property position, including the scope of protection we are able to establish and maintain for intellectual property rights covering ELI-002, other product candidates we may develop, including the extensions of existing patent terms where available, the validity of intellectual property rights held by third parties, and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;

•	our continued reliance on third parties to conduct additional clinical trials of our product candidates, and for the manufacture of our product candidates for clinical trials;
•	our ability to have manufactured sufficient supplies of drug product for clinical testing and commercialization;
•
our ability to obtain, and negotiate favorable terms of, any collaboration, licensing or other arrangements that may be necessary or desirable to develop, manufacture or commercialize our product candidates;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
•	our projected financial performance;
•	the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our planned operating expenses and capital expenditure requirements; and
•	the impact of laws and regulations.
Any forward-looking statements in this prospectus reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among others, our ability to raise the additional funding we will need to continue to pursue our business and product development plans; the inherent uncertainties associated with developing new product candidates or technologies and operating as a development stage company; our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates, including our ability to recruit and enroll patients in our studies; our ability to address the requests of the FDA; competition in the industry in which we operate; and market conditions. You should refer to the section titled “Risk Factors” of this prospectus and as described in Part I, Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 29, 2024, as amended, as updated by our subsequent filings with the SEC under the Exchange Act, for further discussion of the important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure that the forward-looking statements in this prospectus or the documents we have filed with the SEC that are incorporated by reference will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, these statements should not be regarded as representations or warranties by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements as predictions of future events.
You should read this prospectus, the documents that we have incorporated by reference herein and the documents we have filed as exhibits to the registration statement, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
We are filing the registration statement of which this prospectus forms a part to permit the holder of the Shares described in the section entitled “Selling Stockholder” to resell such Shares. We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale or other disposition of shares of our Common Stock held by the selling stockholder.
The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of these Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDER
This prospectus covers the resale from time to time of up to 2,245,702 Shares by the selling stockholder, which consists of (i) 1,213,000 shares of Common Stock held by the selling stockholder and (ii) up to 1,032,702 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants to purchase shares of Common Stock by the selling stockholder. The Shares registered for resale herein are pursuant to the Subscription Agreements between us and the selling stockholder and relate to Shares held by the selling stockholder not otherwise previously registered for resale.
The selling stockholder identified in the table below may from time to time offer and sell under this prospectus any or all of the Shares described under the column “Number of Shares of Common Stock Being Offered” in the table below. The table below has been prepared based upon information furnished to us by the selling stockholder as of May 15, 2024. The selling stockholder identified below may have sold, transferred or otherwise disposed of some or all of its Shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholder may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.
The following table and footnote disclosure following the table sets forth the name of the selling stockholder, the nature of any position, office or other material relationship, if any, that the selling stockholder has had within the past three years with us or with any of our predecessors or affiliates, and the number of shares of our Common Stock beneficially owned by the selling stockholder before this offering. The number of shares described under the column “Shares of Common Stock Beneficially Owned Before this Offering” for the selling stockholder includes all shares of our Common Stock beneficially held by such selling stockholder as of May 15, 2024, which includes (i) all PIPE Shares which were purchased by such selling stockholder in the December Private Placement and (ii) all of the PIPE Warrant Shares issuable upon exercise of the Pre-Funded Warrants purchase by such selling stockholder in the March Private Placement, subject to the Beneficial Ownership Limitation and receipt of Stockholder Approval. The number of shares reflected are those beneficially owned, as determined under applicable rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares of Common Stock as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days after May 15, 2024 through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on information furnished to us that the selling stockholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
We have assumed that all shares of Common Stock reflected in the table as being offered in the offering covered by this prospectus will be sold from time to time in this offering. We cannot provide an estimate as to the number of shares of Common Stock that will be held by the selling stockholder upon termination of the offering covered by this prospectus because the selling stockholder may offer some, all or none of their shares of Common Stock being offered in the offering. Information about the selling stockholder may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.
	Shares of Common Stock Beneficially Owned Before this Offering		Number of Shares of Common Stock Being Offered(3)	Shares of Common Stock Beneficially Owned Upon Completion of this Offering
	Number	Percentage(2)		Number(4)	Percentage(2)(4)
Selling Stockholder(1)
GKCC, LLC(4)	2,040,771	19.95%	2,245,702	702,639	6.87%
(1)	All information regarding the selling stockholder was provided by the selling stockholder as of May 15, 2024.
(2)	Percentage ownership is based on 10,231,600 shares of our common stock outstanding as of May 15, 2024.
(3)
The number of shares of Common Stock in the column “Number of Shares of Common Stock Being Offered” represents all of the shares of Common Stock that a selling stockholder may offer and sell from time to time under this prospectus, including all PIPE Shares purchased by such selling stockholder in the December Private Placement and PIPE Warrant Shares underlying the Pre-Funded Warrants.

(4)
The shares are held of record by GKCC, LLC. Yekaterina Chudnovsky, a member of our board of directors, has sole voting and investment control over the shares held by GKCC, LLC and may be deemed to beneficially own such shares.

Relationship with Selling Stockholder
As discussed in greater detail above under the sections titled “Prospectus Summary-December 2023 Private Placement” and “Prospectus Summary-March 2024 Private Placement” in December 2023 and March 2024, we entered into the Subscription Agreements with the selling stockholder, pursuant to which we sold and issued the PIPE Shares and Pre-Funded Warrants. Pursuant to the Subscription Agreements, we also agreed to file a registration statement with the SEC to cover the resale by the selling stockholder of the PIPE Shares and PIPE Warrant Shares.
The selling stockholder, GKCC, LLC, is an entity for which Yekaterina Chudnovsky, a director of the Company, has sole voting and investment control over the shares held by GKCC, LLC.

PLAN OF DISTRIBUTION
The selling stockholder, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Shares or interests in shares of Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.
The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by it and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the named selling stockholder to include the pledgee, transferee or other successors in interest as the selling stockholder under this prospectus. The selling stockholder also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our Common Stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our Common Stock short and deliver these securities to close out its short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholder from the sale of the Common Stock offered by it will be the purchase price of the Common Stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Pre-Funded Warrants by payment of cash, however, we will receive the exercise price of the Pre-Funded Warrants.

The selling stockholder also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.
The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit it earns on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. If the selling stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the Shares, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of Shares by the selling stockholder or any other person. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.
We will pay certain expenses of the registration of the Shares pursuant to the Subscription Agreements, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling stockholder against certain liabilities, including some liabilities under the Securities Act, in accordance with the Subscription Agreements, or the selling stockholder will be entitled to contribution. We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related Subscription Agreement, or we may be entitled to contribution. We have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the Shares have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the Shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS
The validity of the Shares being offered by this prospectus is being passed upon by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.
This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may obtain a copy of the registration statement, including the exhibits and schedules, from the SEC’s website.
We also maintain a website at http://www.elicio.com, through which you can access our SEC filings free of charge. The information set forth on our website is not part of this prospectus.

EXPERTS
The consolidated financial statements of Elicio Therapeutics, Inc. appearing in its Annual Report (Form 10-K) for the year ended December 31, 2023, incorporated by reference in this prospectus, have been audited by Baker Tilly US, LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained from the SEC’s website at http://www.sec.gov. The documents we are incorporating by reference are:
•	our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 29, 2024 and as amended on Form 10-K/A filed with the SEC on April 29, 2024;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 15, 2024;
•
our Current Reports on Form 8-K filed with the SEC on January 9, 2024, January 16, 2024, January 17, 2024, February 2, 2024, March 18, 2024, April 5, 2024 and May 24, 2024, to the extent information therein is filed and not furnished; and

•
the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 2, 2021, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:
Elicio Therapeutics, Inc.
451 D Street
5th Floor
Boston, MA 02210
Telephone: (857) 209-0050

You may also access these documents on our website, http://www.elicio.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
You should rely only on information contained in, or incorporated by reference into, this prospectus. We and the selling stockholder have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We and the selling stockholder are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

2,245,702 Shares

Common Stock

PROSPECTUS

   , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the types of fees and expenses listed below that were paid or are payable by us in connection with the issuance and distribution of the shares of Common Stock to be registered by this registration statement. None of the expenses listed below are to be borne by the selling stockholder named in the prospectus that forms a part of this registration statement.
Expense	Amount
SEC Registration Fee	$2,500.31
Accounting Fees and Expenses	$15,000
Legal Fees and Expenses	$40,000
Miscellaneous Fees and Expenses	$5,000
Total	$62,500.31
Item 15.	Indemnification of Directors and Officers.
Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director or officer (i) for any breach of the officer's or director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director or officer derived an improper personal benefit, or (iv) with respect to directors, under Section 174 of the DGCL.
The registrant’s amended and restated certificate of incorporation, as amended, provides that the registrant, shall have the power to provide rights to indemnification and advancement of expenses to its current and former officers, directors, employees and agents and to any person who is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The registrant’s amended and restated bylaws provide that the registrant shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the registrant who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.
The registrant entered into indemnification agreements with each of its directors and executive officers, in addition to the indemnification provided for in its amended and restated certificate of incorporation and by-laws and intends to enter into indemnification agreements with any new directors and executive officers in the future.
The registrant has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer of the registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.
Pursuant to the terms of the Merger Agreement, from the effective time of the Merger (the “Effective Time”) through the sixth anniversary of the date on which the Effective Time occurred, the registrant must indemnify and hold harmless each person who was at the Effective Time, or had been at any time prior to the date thereof, or who became prior to the Effective Time, a director or officer of the registrant or Former Elicio, respectively, against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation to the fullest extent permitted under the DGCL. Each such person is also entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation, provided that such person provides an undertaking required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification. From and after the Effective Time, the registrant is required to maintain directors’ and officers’ liability insurance policies, with an effective date as of the closing date of the Merger, on commercially available terms and conditions and with coverage limits customary for U.S. public companies similarly situated to the registrant. In addition, the registrant was required to purchase, prior to the Effective Time, a six-year prepaid “tail policy” for the non-cancellable extension of the directors’ and officers’ liability coverage of the registrant’s then-existing directors’ and officers’ insurance policies and registrant's existing fiduciary liability insurance policy (if any).
Further, pursuant to the terms of the Merger Agreement, the provisions of the amended and restated certificate of incorporation and by-laws of the registrant with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the registrant shall not be amended, modified or repealed for a period of six years from the Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Effective Time, were officers and directors of the registrant, unless such modification is required by applicable law.

Item 16.	Exhibits and Financial Statements Schedules.
The exhibits to this registration statement are listed in the Exhibit Index immediately prior the signature page hereto, which Exhibit Index is hereby incorporated by reference into this Item 16.
Item 17.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit Number	Item
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-39990) filed on February 9, 2021).
4.2
Certificate of Amendment (Reverse Stock Split) to the Amended and Restated Certificate of Incorporation, dated June 1, 2023 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K (File No. 001-39990) filed on June 2, 2023).

4.3
Certificate of Amendment (Officer Exculpation) to the Amended and Restated Certificate of Incorporation, dated June 1, 2023 (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K (File No. 001-39990) filed on June 2, 2023).

4.4
Certificate of Amendment (Name Change) to the Amended and Restated Certificate of Incorporation, dated June 1, 2023 (incorporated by reference to Exhibit 3.5 to the Company’s Current Report on Form 8-K (File No. 001-39990) filed on June 2, 2023).

4.5	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-39990) filed on February 9, 2021).
4.6	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-39990), filed on March 18, 2024).
5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
10.1
Subscription Agreement, dated December 22, 2023, by and between Elicio Therapeutics, Inc. and GKCC, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-39990), filed on December 22, 2023).

10.2
Subscription Agreement, dated March 18, 2024, by and between Elicio Therapeutics, Inc. and GKCC, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-39990), filed on March 18, 2024).

23.1*	Consent of Baker Tilly US, LLP.
23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 5.1).
24.1**	Powers of Attorney (included in the signature page of the original filing of this registration statement).
107*	Filing fee table.
*	Filed herewith.
**	Filed previously.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on June 3rd, 2024.
ELICIO THERAPEUTICS, INC.

By:	/s/ Robert Connelly
Robert Connelly
Chief Executive Officer
SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Robert Connelly	Chief Executive Officer, President and Director (Principal Executive Officer)	June 3, 2024
Robert Connelly

/s/ Brian Piekos	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 3, 2024
Brian Piekos

*	Director	June 3, 2024
Jay Venkatesan, M.D.

*	Director	June 3, 2024
Julian Adams, Ph.D.

*	Director	June 3, 2024
Carol Ashe

*	Director	June 3, 2024
Yekaterina (Katie) Chudnovsky

*	Director	June 3, 2024
Robert R. Ruffolo, Jr., Ph.D.

*	Director	June 3, 2024
Allen R. Nissenson, M.D.

*	Director	June 3, 2024
Karen J. Wilson
* Pursuant to Power of Attorney
By: /s/ Robert Connelly
Robert Connelly Attorney-in-Fact